As filed with the Securities and Exchange Commission on January 27, 2006

Registration No. 333-129991

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN COMMUNITY BANCSHARES, INC.

(Exact name of Registrant as specified in its charter)

North Carolina	56-2179531
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4500 CAMERON VALLEY PARKWAY

CHARLOTTE, NC 28211

(704) 225-8444

(Address of principal executive offices and zip code)

AMERICAN COMMUNITY BANCSHARES, INC.

DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN

(Full Title of the Plan)

Randy P. Helton

Chairman, President and Chief Executive Officer

4500 Cameron Valley Parkway

Charlotte, NC 28211

(Name and address of agent for service)

(704) 225-8444

(Telephone number, including area code, of agent for service)

Copies to:

Todd H. Eveson, Esq.

Gaeta & Eveson, P.A.

8305 Falls of Neuse Road, Suite 203

Raleigh, NC 27516

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

THIS POST-EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(c) OF THE SECURITIES ACT OF 1933, AS AMENDED, ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(c), MAY DETERMINE.

EXPLANATORY NOTE

This post-effective amendment no. 2 to the registration statement on Form S-3 of American Community Bancshares, Inc. (Reg. No. 333-129991) is being filed for the sole purpose of filing, as Exhibit 23.1 hereto, a corrected version of the consent of Dixon Hughes PLLC originally filed as Exhibit 23.1 to post-effective amendment no. 1 to such registration statement on January 26, 2006.

ITEM 16.	EXHIBITS.

The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit No.	Description of Exhibit

23.1	Consent of Dixon Hughes PLLC

24.1	Power of Attorney*

*	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on January 27, 2006.

AMERICAN COMMUNITY BANCSHARES, INC.

By:	/s/ Randy P. Helton
Randy P. Helton Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on January 27, 2006 by the following persons in the capacities indicated.

/s/ Randy P. Helton Randy P. Helton	President and Chief Executive Officer

/s/ Dan R. Ellis, Jr. Dan R. Ellis, Jr.	Executive Vice President and Chief Financial Officer

/s/ Robert G. Dinsmore, Jr.* Robert G. Dinsmore, Jr.	Director

/s/ Frank L. Gentry* Frank L. Gentry	Director

/s/ Thomas J. Hall* Thomas J. Hall	Director

/s/ Larry S. Helms* Larry S. Helms	Director

/s/ Bill H. Mason* Bill H. Mason	Director

/s/ V. Stephen Moss* V. Stephen Moss	Director

/s/ Peter A. Pappas* Peter A. Pappas	Director

/s/ L. Steven Phillips* L. Steven Phillips	Director

/s/ Alison J. Smith* Alison J. Smith	Director

/s/ L. Carlton Tyson* L. Carlton Tyson	Director

/s/ David D. Whitley* David D. Whitley	Director

/s/ Gregory N. Wylie* Gregory N. Wylie	Director

*	By Randy P. Helton, attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

23.1	Consent of Dixon Hughes PLLC

II-7